SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BPI Industries Inc.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	75-3183021

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
30775 Bainbridge Road, Suite 280, Solon, Ohio 44139
(Address, including Zip Code, of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-125483

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, without par value	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock, without par value, of BPI Industries Inc. (the “Company”) included in Amendment No. 4 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on November 18, 2005 (Registration No. 333-125483), under the heading “Description of Our Common Stock” is hereby incorporated herein by reference.
Item 2. Exhibits.

Exhibit	Description of Document

4.1	Articles of Incorporation of BPI Industries Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed by BPI Industries Inc. on June 3, 2005).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 7, 2005	BPI INDUSTRIES INC.
	By:	/s/ George J. Zilich
		Name:	George J. Zilich
		Title:	Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

4.1	Articles of Incorporation of BPI Industries Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed by BPI Industries Inc. on June 3, 2005).